Exhibit 4.2

ERASCA, INC.

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Agreement”), is made as of April 15, 2020, by and among Erasca, Inc., a Delaware corporation (the “Company”), and the investors set forth on Schedule A hereto (each, an “Investor”).

WHEREAS, the Company and certain of the Investors are parties to the Series B Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”);

WHEREAS, the Company and certain prior Investors (named “Preferred Stockholders” in the Prior Agreement) previously entered into the Stockholders Agreement, dated October 30, 2018 (the “Prior Agreement”), and such parties desire to amend and restate the Prior Agreement in its entirety; and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Investors to invest funds in the Company pursuant to the Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors, to receive certain information from the Company, and to participate in future equity offerings by the Company, and shall govern certain other matters as set forth in this Agreement.

NOW, THEREFORE, the parties agree as follows:

1. Definitions. For purposes of this Agreement:

1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.

1.2 “Board of Directors” means the Company’s Board of Directors.

1.3 “Common Stock” means shares of the Company’s Common Stock, par value $0.0001 per share.

1.4 “Competitor” means, as of any date, a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the business conducted or proposed to be conducted by the Company on such date, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than thirty percent (30)% of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the board of directors of any Competitor. Notwithstanding the foregoing, in no event shall (i) ARCH Venture Fund X, L.P., ARCH Venture Fund X Overage, L.P. or any of their Affiliates constitute a Competitor for purposes of this Agreement, or (ii) HH RSV-XXV Holdings Limited or any of its Affiliates constitute a Competitor for purposes of this Agreement.

1.5 “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.6 “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.7 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.8 “Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.9 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.10 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.11 “GAAP” means generally accepted accounting principles in the United States.

1.12 “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.13 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.14 “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.15 “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.16 “Liquidation Event” has the meaning set forth in the Restated Certificate.

1.17 “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 2,000,000 shares of Registrable Securities (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization event).

1.18 “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.19 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.20 “Preferred Stock” means the Company’s Series A Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), Series B-1 Preferred Stock, par value $0.0001 per share (“Series B-1 Preferred Stock”), and Series B-2 Preferred Stock, par value $0.0001 per share (“Series B-2 Preferred Stock”).

1.21 “Pro Rata Portion” means, as to an Investor, that portion which equals the proportion that (a) the Common Stock then held by such Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such Investor) bears to (b) the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities).

1.22 “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock, excluding any Common Stock issued upon conversion of the Preferred Stock pursuant to the “Special Mandatory Conversion” provisions of the Restated Certificate; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.13 of this Agreement.

1.23 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.24 “Restated Certificate” means the Company’s Amended and Restated Certificate of Incorporation, as amended.

1.25 “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Section 2.12(b) hereof.

1.26 “SEC” means the Securities and Exchange Commission.

1.27 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.28 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.29 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.30 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Demand Registration.

(a) Form S-1 Demand. If at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of a majority of the Registrable Securities then outstanding that the Company files a Form S-1 registration statement with respect to Registrable Securities then outstanding, having an aggregate offering price to the public of not less than $20,000,000, then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3.

(b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of Registrable Securities then outstanding that the Company files a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $5,000,000, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than an Excluded Registration.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two (2) registrations pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b) (A) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (B) if the Company has effected two (2) registrations pursuant to Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one (1) demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d); provided, that if such withdrawal is during a period the Company has deferred taking action pursuant to Section 2.1(c), then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Section 2.1(d).

2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3 Underwriting Requirements.

(a) If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c) For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than 50% of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to thirty (30) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amends or supplements such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $30,000 per registration, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities

Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that the foregoing provisions shall control as to any matter provided for or addressed thereby that is not provided for or addressed by the underwriting agreement.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2 and otherwise shall survive the termination of this Agreement or any provision(s) hereof.

2.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Section 6.9.

2.11 “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The provisions of this Subsection 2.11 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company stockholders that are subject to such agreements, based on the number of shares subject to such agreements.

2.12 Restrictions on Transfer.

(a) The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b) Each certificate, instrument, or book entry representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.12(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.11.

(c) The Holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 2.11. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.12(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

(d) Notwithstanding anything in this Agreement to the contrary, each Investor agrees that it shall not pledge, assign, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company’s capital stock, or any beneficial interest therein, to any Competitor, other than directly in connection with a Liquidation Event.

2.13 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 or 2.2 shall terminate upon the earliest to occur of:

(a) such time after the consummation of an IPO as (i) a Holder holds less than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock), and (ii) Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three (3) month period without registration;

(b) the fifth year anniversary of the consummation of an IPO; and

(c) the closing of a Liquidation Event.

3. Information Rights.

3.1 Delivery of Financial Statements. The Company shall deliver to each Major Investor, provided that the Board of Directors has not reasonably and in good faith determined that such Major Investor is a Competitor:

(a) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants standing selected by the Board; provided, that such financial statements for the fiscal year 2020 need not be audited (but shall in any event be prepared in accordance with GAAP);

(b) as soon as practicable after the end of each quarterly accounting period in each fiscal year of the Company (commencing with the first quarter of 2020), and in any event within forty-five (45) days after the end of such quarterly accounting periods in each fiscal year of the Company, (i) an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and (ii) an unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, materially prepared in accordance with GAAP, subject to changes resulting from normal year-end audit adjustments;

(c) if requested by a Major Investor, as soon as practicable, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company;

(d) as soon as practicable, but in any event within thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, approved by the Board of Directors, prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company; and

(e) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period, the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries. Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2 Inspection. The Company shall permit each Major Investor (provided that the Board of Directors has not reasonably and in good faith determined that such Major Investor is a Competitor), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3 Termination of Information Rights. The covenants set forth in Section 3 (other than Section 3.4, which shall survive any termination of this Agreement) shall terminate and be of no further force or effect (i) immediately prior to the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon the closing of a Liquidation Event, whichever event occurs first.

3.4 Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.4 by such Investor), (b) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.4;

(iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by applicable law, regulation, rule, court order, or subpoena, provided that such Investor promptly notifies the Company of such disclosure(s) and takes reasonable steps to minimize the extent of any such required disclosure(s).

4. Rights to Future Stock Issuances.

4.1 Right of First Offer. Subject to the terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Investor who is an “accredited investor” (as defined in Regulation D under the Securities Act). An Investor shall be entitled to apportion the right of first offer granted to it in such proportions as it deems appropriate, among (i) itself, and (ii) its Affiliates.

(a) The Company shall give notice (the “Offer Notice”) to each Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Company within fifteen (15) days after the Offer Notice is given, each Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to such Investor’s Pro Rata Portion of such New Securities. At the expiration of such fifteen (15) day period, the Company shall promptly notify each Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Investors were entitled to subscribe but that were not subscribed for by the Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Section 4.1(b) shall occur by the later of (i) the date which is one hundred twenty (120) days after the Offer Notice is given, and (ii) the date of initial sale of New Securities pursuant to Section 4.1(c).

(c) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Section 4.1.

(d) The right of first offer in this Section 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Restated Certificate); (ii) shares of Common Stock offered in the IPO; and (iii) the issuance of shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock pursuant to the Purchase Agreement.

4.2 Termination. The covenants set forth in Sections 4.1 shall terminate and be of no further force or effect (i) immediately prior to the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon the closing of a Liquidation Event, whichever event occurs first.

5. Additional Covenants.

5.1 CFIUS.

(a) Unless otherwise approved by ARCH Venture Fund X, L.P. (“ARCH”), the Company will not provide to any foreign person, as defined in Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”, with such person being a “Foreign Person”), ownership, control, or rights that would constitute a “covered transaction” within the meaning of the DPA.

(b) Each Investor covenants that it will not permit any Foreign Person affiliated with Investor, whether affiliated as a limited partner or otherwise, to obtain through Investor any of the following with respect to the Company: (i) control (as defined in the DPA) of the Company, including the power to determine, direct or decide any important matters for the Company; (ii) access to any material nonpublic technical information (as defined in the DPA) in the possession of the Company (which shall not include financial information about the Company), including access to any information not already in the public domain that is necessary to design, fabricate, develop, test, produce, or manufacture Company products, including processes, techniques, or methods; (iii) membership or observer rights on the Board of Directors of the Company or the right to nominate an individual to a position on the Board of Directors of the Company; or (iv) any involvement (other than through voting of shares) in substantive decisionmaking of the Company regarding (x) the use, development, acquisition, or release of any of the Company’s critical technologies (as defined in the DPA), (y) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by the Company, or (z) the management, operation, manufacture, or supply of “covered investment critical infrastructure” (as defined in the DPA).

(c) Each Investor acknowledges and agrees that the Company is authorized, without the consent of any Person, including any Investor, to take any action as it determines, in its reasonable and good faith discretion, to be necessary or advisable to comply with the DPA and/or the laws, rules, regulations, directives, or special measures adopted or implemented by the Committee on Foreign Investment in the United States (“CFIUS”) pursuant to the DPA, which shall include (i) restricting access to facilities, information, and/or materials, including access to facilities, information, and/or materials that the Company may otherwise be required to provide pursuant to Sections 3.1 and 3.2 and/or (ii) limiting or eliminating an Investor’s right of first offer pursuant to Section 4. In addition, no Investor who is a Foreign Person shall be permitted to obtain a voting equity interest in the Company that exceeds 9.9% of the Company’s total voting securities pursuant to the Purchase Agreement, Section 4, or otherwise, including any secondary transaction(s).

(d) For purposes of this Section 5.1, any Person that is organized under the laws of the Cayman Islands shall be deemed to not be a Foreign Person in the event, and solely in the event and during such time, that the management of such Person is directed, controlled, and coordinated by Persons located entirely in the United States.

5.2 Right to Conduct Activities. The Company hereby agrees and acknowledges that certain of the Investors (together with their respective Affiliates) is a professional investment organization, and as such reviews the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, each such Investor (and its Affiliates) shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Investor (or its Affiliates) in any entity competitive with the Company, or (ii) actions taken by any partner, officer, employee or other representative of such Investor (or its Affiliates) to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

5.3 Cybersecurity. The Company shall, within 180 days following the Initial Closing (as defined in the Purchase Agreement), (a) identify its sensitive data and information, and restrict access (through physical and electronic controls) to those individuals who have a need to access it and (b) implement cybersecurity solution(s) (“Cybersecurity Solutions”) designed to protect its technology and systems (including servers, laptops, desktops, cloud, containers, virtual environments and data centers) and all data contained in such systems. The Company shall use commercially reasonable efforts to ensure that the Cybersecurity Solutions (x) are up-to-date and include industry-standard protections (e.g., antivirus, endpoint detection and response and threat hunting), (y) to the extent determined necessary by the Company or its Board of Directors, are backed by a breach prevention warranty from the vendor certifying the effectiveness of such solutions, and (z) require the vendors to notify the Company of any security incidents posing a risk to the Company’s information (regardless of whether information was actually compromised). The Company shall evaluate on a regular basis whether the Cybersecurity Solutions should be updated to ensure continued effectiveness and industry-standard protections. The Company shall also educate its employees about the proper use and storage of sensitive information, including regular training as determined reasonably necessary by the Company or its Board of Directors.

5.4 Tax Reporting. The Company will comply with any obligation imposed on the Company to make any filing (including any filing on Internal Revenue Service Form 5471) as a result of any interest that the Company holds in a non-U.S. Person or any activities that the Company conducts outside of the U.S. and shall include in such filing any information necessary to obviate (to the extent possible) any similar obligation to which any Major Investor would otherwise be subject with respect to such interest or such activity. The Company shall promptly provide each Major Investor with a copy of any such filing.

6. Miscellaneous.

6.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.10. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided, further, that all transferees who would not qualify individually for assignment of rights shall, as a condition to the applicable transfer, have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Schedule A, or to such address as subsequently modified by written notice given in accordance with this Section 6.5. Subject to the limitations set forth in Section 232(e) of the General Corporation Law of the State of Delaware (“DGCL”), each Investor consents to the delivery of any notice to stockholders given by the Company under the DGCL, the Restated Certificate, or the Bylaws by (i) electronic mail to the electronic mail address set forth in the exhibits to this Agreement (or to any other electronic mail address for the Investor in the Company’s records), (ii) posting on an electronic network together with separate notice to the Investor of such specific posting, or (iii) any other form of electronic transmission (as defined in the DGCL) directed to the Investor. This consent may be revoked by an Investor by written notice to the Company and may be deemed revoked in the circumstances specified in Section 232 of the DGCL.

6.6 Amendments and Waivers. Except as expressly set forth herein, any term of this Agreement may be amended, modified, or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of (i) the Company and (ii) the Holders of a majority of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Section 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing:

(a) Sections 1.17, 3.1, 3.2, 3.3 (as it relates to Sections 3.1 and 3.2), 4 and this Section 6.6(a) shall not be amended, modified, terminated or waived without the prior written consent of the Major Investors holding a majority of the then outstanding Registrable Securities held by all Major Investors;

(b) Section 5.1(d) shall not be amended, modified, terminated or waived without the prior written consent of Terra Magnum Fund I L.P.;

(c) Schedule A may be amended by the Company to add transferees of any Registrable Securities in compliance with the terms of this Agreement, to add information regarding any additional Investor who becomes a party to this Agreement in accordance with Section 6.9, and to add or update information regarding any Investor (as requested by such Investor in writing), each without the consent of the other parties; and

(d) Except as set forth herein, this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, modification, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction).

The Company shall give prompt notice of any amendment, modification, or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination, or waiver. Any amendment, modification, termination, or waiver effected in accordance with this Section 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Preferred Stock after the date hereof, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. Upon the execution and delivery of this Agreement by the requisite parties of the Prior Agreement, the Prior Agreement automatically shall terminate and be of no further force and effect and shall be amended and restated in its entirety as set forth in this Agreement.

6.11 Dispute Resolution. Any unresolved controversy or claim arising out of or relating to this Agreement, except as (i) otherwise provided in this Agreement, or (ii) any such controversies or claims arising out of either party’s intellectual property rights for which a provisional remedy or equitable relief is sought, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in San Diego, California in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the California Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.

6.12 WAIVER OF JURY TRIAL. EACH PARTY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.13 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.14 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other parties, to execute and deliver any further instruments or documents and to take all such further action as the other parties may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

(Signature pages follow)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

ERASCA, INC.

By: /s/ Jonathan Lim
Name: Jonathan E. Lim, M.D.
Title: President

Address: 10835 Road to the Cure, Suite 140
San Diego, CA 92121

Email:

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

TONY L. AND TINYEE T. CHANG

REVOCABLE TRUST 2013

By: /s/ Tony L. Chang
Name: Tony L. Chang
Title: Trustee

By: /s/ Tinyee T. Chang
Name: Tinyee T. Chang
Title: Trustee

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

D. BROCK HORNBY

/s/ D. Brock Hornby

HELAINE HORNBY

/s/ Helaine Hornby

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

KATMAI PHARMACEUTICALS, INC.

By: /s/ Bradley B. Gordon
Name: Bradley B. Gordon
Title: President and CE

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

LIFESCI VENTURE PARTNERS II, LP

By: /s/ Paul Yook
Name: Paul Yook
Title: Managing Member

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

TERRA MAGNUM FUND I LP

By: /s/ Hongxia Wang
Name: Hongxia (Sha) Wang
Title: Founding Partner

TERRA MAGNUM SIGMA LLC

By: /s/ Hongxia Wang
Name: Hongxia (Sha) Wang
Title: Founding Partner

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

THE LIGHTHOUSE TRUST DATED DECEMBER 19, 2014

By: /s/ Zachary Hornby
Name: Zachary Hornby
Title: Trustee

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

TSAI FAMILY TRUST

By: /s/ Raymond C. Tsai
Name: Raymond C. Tsai
Title: Trustee

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

JULIA KU

/s/ Julia Ku

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

MERVIN LEI

/s/ Mervin Lei

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

INES LEI

/s/ Ines Lei

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

RAPHAEL LEI

/s/ Raphael Lei

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

INVUS PUBLIC EQUITIES, LP

By:	/s/ Raymond Debbane
Name: Raymond Debbane
Title: President of the General Partner

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

ANN ELIZABETH MORLEY

/s/ Ann Elizabeth Morley

MARC TRUMAN MORLEY

/s/ Mark Truman Morley

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

SHELLEY C. LEE

/s/ Shelley C. Lee

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

KEVIN KOTLER

/s/ Kevin Kotler

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

CORMORANT PRIVATE HEALTHCARE FUND II, LP

By: Cormorant Private Healthcare GP II, LLC

By:	/s/ Bihua Chen
Name: Bihua Chen
Title: Managing Member of the GP

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

CORMORANT GLOBAL HEALTHCARE MASTER FUND, LP

By: Cormorant Global Healthcare GP, LLC

By:	/s/ Bihua Chen
Name: Bihua Chen
Title: Managing Member of the GP

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

CRMA SPV, LP

By: Cormorant Asset Management, LLC

Its: Attorney-in-Fact

By:	/s/ Bihua Chen
Name: Bihua Chen
Title: Managing Member of the GP

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

HH RSV-XXV HOLDINGS LIMITED

By:	/s/ Colm O’Connell
Name: Colm O’Connell
Title: Director

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

SUNDEEP AGRAWAL, M.D.

/s/ Sundeep Agrawal

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

COLT ERASCA PARTNERS, LLC

By:	/s/ Darren Blanton
Name: Darren Blanton
Title: Manager

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

COLT SECOND ERASCA PARTNERS, LLC

By:	/s/ Darren Blanton
Name: Darren Blanton
Title: Manager

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

JEREMY CHUA

/s/ Jeremy Chua

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

ESTHER BESSIE WONG

/s/ Esther Bessie Wong

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

BENG TECK LIANG

/s/ Beng Teck Liang

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

CAROLINE CHUA MEDICINE PROFESSIONAL CORPORATION

By: /s/ Caroline M. Chua
Name: Caroline M. Chua
Title: CEO

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

EDB INVESTMENTS PTE LTD
By: /s/ Lawrence Low
Name: Lawrence Low
Title: Authorised Signatory

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

CINDA BE SHING LEE CHUA

/s/ Cinda Be Shing Lee Chua

BOON CHYE CHUA

/s/ Boon Chye Chua

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

PATRICK T. LEE
/s/ Patrick T. Lee

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

HOWARD F. LEE
/s/ Howard F. Lee

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

RUBY B. LEE

/s/ Ruby B. Lee

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

KIAT BENG LIM

/s/ Kiat Beng Lim

LINDA BEI BEI LEE LIM

/s/ Linda Bei Bei Lee Lim

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

WILLIAM HERBERT HUNT TRUST ESTATE

By: /s/ Gage A. Prichard, Sr.
Name: Gage A. Prichard, Sr., Trustee
Title: Trustee

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

DAVID S. HUNT
/s/ David S. Hunt

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

HASSIE HUNT-BRUCE W. HUNT TRUST

By: /s/ Leanne P. Hunt
Name: Leeanne P. Hunt, Trustee
Title: Trustee

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

KINGDOM INVESTMENTS, LIMITED

By: William Herbert Hunt Trust Estate

Its General Partner

By: /s/ Gage A. Prichard, Sr.
Name: Gage A. Prichard, Sr., Trustee
Title: Trustee

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

LYDA HUNT- HERBERT TRUSTS- DAVID SHELTON HUNT

By: /s/ Walter P. Roach
Name: Walter P. Roach, Trustee
Title: Trustee

By: /s/ J. M. Mason
Name: J. M. Mason, Trustee
Title: Trustee

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

NICHOLAS KAR WAI SEETO

/s/ Nicholas Kar Wai Seeto

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

JOSEPHINE S. LEE

/s/ Josephine S. Lee

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

LIM SIU TIN

/s/ Lim Siu Tin

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

PFM HEALTHCARE MASTER FUND, L.P.

By: Partner Fund Management, L.P.,

its investment adviser

By:	/s/ Yuan DuBord
Name:	Yuan DuBord
Title:	CFO

PARTNER INVESTMENTS, L.P.

By: Partner Investment Management, L.P., its investment adviser

By:	/s/ Yuan DuBord
Name:	Yuan DuBord
Title:	CFO

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

ASANA BIOSCIENCES, LLC

By:	/s/ Sandeep Gupta
Name:	Sandeep Gupta
Title:	President and CEO

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of January 20, 2021.

INVESTORS:

PFM HEALTHCARE GROWTH EQUITY HOLDINGS I, LLC

By:	Yuan DuBord
Name:	Yuan DuBord
Title:	Chief Financial Officer

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of January 20, 2021.

INVESTORS:

HASSIE HUNT - DAVID S. HUNT TRUST

By:	/s/ Elizabeth M. Hunt
Name:	Elizabeth M. Hunt, Trustee

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of January 20, 2021.

INVESTORS:

PLACID VENTURES, L.P.

By: Propel Corp., its general partner

By:	/s/ David S. Hunt
Name:	David S. Hunt
Title:	President

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of January 20, 2021.

INVESTORS:

HUNT TECHNOLOGY VENTURES, L.P.

By: D.S. Hunt Corp., its general partner

By:	/s/ David S. Hunt
Name:	David S. Hunt
Title:	President

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of January 20, 2021.

INVESTORS:

MACABA HOLDINGS, LLC

By:	/s/ Carter W. Hunt
Name:	Carter W. Hunt
Title:	Vice President

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of January 20, 2021.

INVESTORS:

LYDA HUNT - HERBERT TRUSTS - BRUCE WILLIAM HUNT

By:	/s/ Ronald D. Hurst
Name:	Ronald D. Hurst, Trustee

By:	/s/ Walter P. Roach
Name:	Walter P. Roach, Trustee

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of January 20, 2021.

INVESTORS:

REDCAP INVESTMENTS, LP

By: Redcap Investments, LLC, its General Partner

By:	/s/ Herbert Allred
Name:	Herbert Allred
Title:	Manager

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of January 20, 2021.

INVESTORS:

HASSIE HUNT - DOUGLAS H. HUNT TRUST

By:	/s/ Margaret Hunt
Name:	Margaret Hunt
Title:	Trustee

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of January 20, 2021.

INVESTORS:

LYDA HUNT - HERBERT TRUSTS - DOUGLAS HERBERT HUNT

By:	/s/ Walter P. Roach
Name:	Walter P. Roach, Trustee

By:	/s/ J. M. Mason
Name:	J. M. Mason, Trustee

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of January 20, 2021.

INVESTORS:

PLEDGE RESOURCES, LLC

By:	/s/ Carter W. Hunt
Name:	Carter W. Hunt
Title:	President

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of January 20, 2021.

INVESTORS:

PANGEA CAPITAL, LLC

By:	/s/ Casey H. Hunt
Name: Casey H. Hunt
Title: Manager

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of January 20, 2021.

INVESTORS:

ROBERT NATHANIEL CROW 2015 REVOCABLE TRUST

By:	/s/ Robert Nathaniel Crow
Name: Robert Nathaniel Crow
Title: Trustee

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of January 20, 2021.

INVESTORS:

DANIEL H. CROW

/s/ Daniel H. Crow

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of January 20, 2021.

INVESTORS:

SHYAM RAMESH MEHTA

/s/ Shyam Ramesh Mehta

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of January 20, 2021.

INVESTORS:

COLT THIRD ERASCA PARTNERS, LLC

By:	/s/ Darren Blanton
Name: Darren Blanton
Title: Manager

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

CITY HILL, LLC

By:	/s/ Jonathan Lim
Name: Jonathan E. Lim, M.D.
Title: Managing Partner

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

ARCH VENTURE FUND X OVERAGE, L.P.

By: ARCH Venture Partners X Overage, L.P.

Its: General Partner

By: ARCH Venture Partners X, LLC

Its: General Partner

By:	/s/ Mark McDonnell
Name: Mark McDonnell
Title: Managing Director

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

ARCH VENTURE FUND X, L.P.

By: ARCH Venture Partners X, L.P.

Its: General Partner

By: ARCH Venture Partners X, LLC

Its: General Partner

By:	/s/ Mark McDonnell
Name: Mark McDonnell
Title: Managing Director

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

DANIEL WICHMAN

/s/ Daniel Wichman

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of August 28, 2021.

INVESTOR:

WORLDWIDE HEALTHCARE TRUST PLC

By: OrbiMed Capital LLC, solely in its

Capacity as Portfolio Manager

By:	/s/ Geoffrey Hsu
Name: Geoffrey Hsu
Title: Member

(Signature Page to Amended and Restated Stockholders Agreement)

SCHEDULE A

INVESTORS

CITY HILL, LLC

COLT ERASCA PARTNERS, LLC

DARREN B. AND JULIE E. BLANTON CHILDRENS TRUST

DARREN AND JULIE BLANTON 2001 DESCENDANTS TRUST

WILLIAM HERBERT HUNT TRUST ESTATE

DAVID S. HUNT

HASSIE HUNT—DAVID S. HUNT TRUST

PLACID VENTURES, L.P.

HUNT TECHNOLOGY VENTURES, L.P.

MACABA HOLDINGS, LLC

HASSIE HUNT—BRUCE W. HUNT TRUST

LYDA HUNT—HERBERT TRUSTS—BRUCE WILLIAM HUNT

LYDA HUNT ALLRED

LYDA HUNT- HERBERT TRUSTS- DAVID SHELTON HUNT

HERBERT HUNT ALLRED

REDCAP INVESTMENTS, LP

ALEXANDER CASDIN

CORMORANT PRIVATE HEALTHCARE FUND II, LP

CORMORANT GLOBAL HEALTHCARE MASTER FUND, LP

CRMA SPV, LP

JACOB M. CHACKO, M.D.

DANIEL WICHMAN

VP COMPANY INVESTMENTS 2018, LLC

HH RSV-XXV HOLDINGS LIMITED

with copies to (which shall necessarily include a copy by email to each of the following and alone shall not constitute notice):

Hillhouse Capital Management, Ltd.

Goodwin Procter

DINVER, LLC

D. BROCK HORNBY AND HELAINE HORNBY

THE LIGHTHOUSE TRUST DATED DECEMBER 19,

ARCH VENTURE FUND X, L.P.

ARCH VENTURE FUND X OVERAGE, L.P.

DANIEL T. TSAI AND LILLIAN Y. TSAI

RENEO CAPITAL SPV IV LP

LIFESCI VENTURE PARTNERS II, LP

LIFESCI VENTURE SPV X, LLC

TSAI FAMILY TRUST

TONY L. AND TINYEE T. CHANG REVOCABLE TRUST 2013

AH BIO FUND II, L.P., as nominee

CLF PARTNERS, LP

INVUS PUBLIC EQUITIES, LP

JULIA KU

JONATHAN E. LIM AND CONYEE T. LIM, CO-TRUSTEES OF THE JONATHAN E. LIM AND CONYEE T. LIM FAMILY TRUST,DATED APRIL 28, 2005

MERVIN LEI

INES LEI

RAPHAEL LEI

ANN ELIZABETH MORLEY AND MARC TRUMAN MORLEY

SHELLEY C. LEE

KEVIN KOTLER

SUNDEEP AGRAWAL, M.D.

COLT SECOND ERASCA PARTNERS, LLC

TERRA MAGNUM SIGMA LLC With a copy (which shall not constitute notice) to: Wilson, Sonsini, Goodrich & Rosati

TERRA MAGNUM FUND I LP With a copy (which shall not constitute notice) to: Wilson, Sonsini, Goodrich & Rosati

KATMAI PHARMACEUTICALS, INC.

JEREMY CHUA

ESTHER BESSIE WONG

BENG TECK LIANG

CAROLINE CHUA MEDICINE PROFESSIONAL CORPORATION

EDB Investments Pte Ltd

CINDA BE SHING LEE CHUA AND BOON CHYE CHUA

PATRICK T. LEE

HOWARD F. LEE

RUBY B. LEE

KIAT BENG LIM AND LINDA BEI BEI LEE LIM

COLT VENTURES, LTD.

WILLIAM HERBERT HUNT TRUST ESTATE

DAVID S. HUNT

HASSIE HUNT- BRUCE W. HUNT TRUST

KINGDOM INVESTMENTS, LIMITED

LYDA HUNT- HERBERT TRUSTS-DAVID SHELTON HUNT

NICHOLAS KAR WAI SEETO

JOSEPHINE S. LEE

LIM SIU TIN

PFM HEALTHCARE MASTER FUND, L.P.

PARTNER INVESTMENTS, L.P.

WORLDWIDE HEALTHCARE TRUST PLC

ASANA INVESTOR GROUP, LLC

PFM Healthcare Growth Equity Holdings I, LLC

HASSIE HUNT—DAVID S. HUNT TRUST

PLACID VENTURES, LP 2101 Cedar Springs Road, Suite 600 Dallas, TX 75201

HUNT TECHNOLOGY VENTURES, LP

MACABA HOLDINGS, LLC

LYDA HUNT—HERBERT TRUSTS—BRUCE WILLIAM HUNT

REDCAP INVESTMENTS, LP

HASSIE HUNT—DOUGLAS H. HUNT TRUST

LYDA HUNT—HERBERT TRUSTS—DOUGLAS HERBERT HUNT

PLEDGE RESOURCES, LLC

PANGEA CAPITAL, LLC

ROBERT NATHANIEL CROW 2015 REVOCABLE TRUST

DANIEL H. CROW

SHYAM RAMESH MEHTA

COLT THIRD ERASCA PARTNERS, LLC (on behalf of Colt Ventures, Ltd.)